UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 6, 2004

(Date of Report)

ZILOG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13748	13-3092996
(State of Incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

532 Race Street

San Jose, California 95126

(408) 558-8500

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Item 5. Other Events.

On April 6, 2004, ZiLOG, Inc. issued a press release announcing that it closed a sale of common stock in connection with an exercise of an over-allotment option granted to its underwriters in connection with its public offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

(c)	Exhibit.

99.1	ZiLOG, Inc. press release dated April 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILOG, INC. (REGISTRANT)

Date: April 6, 2004	By:	/s/ PERRY GRACE

Perry Grace